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                                     BYLAWS

                                       of

                        OREGON METALLURGICAL CORPORATION
                        Adopted by the Board of Directors
                    with Amendments through December 8, 1994


                                   ARTICLE I.
     The name of this corporation is OREGON METALLURGICAL CORPORATION.


                                   ARTICLE II.

                             STOCKHOLDERS' MEETINGS

     All meetings of stockholders shall be held either at the principal office of the corporation in Albany, Oregon, or at such other place in the State of Oregon as the Directors may determine.


                                  ARTICLE III.

                                 ANNUAL MEETINGS

     The Annual Meeting of the stockholders of the corporation shall be held at 10:00am (Oregon time) on the fourth Thursday in April in each year if not a legal holiday, and if a legal holiday, then at the same time on the next succeeding Saturday not a legal holiday. In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided for, the Directors shall cause a meeting in lieu thereof to be held as soon thereof as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the Annual Meeting. Such subsequent meeting shall be called in the same manner as provided for the annual stockholders' meeting.


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                                   ARTICLE IV.

                                SPECIAL MEETINGS

     Except as otherwise provided by law, special meetings of the stockholders of this corporation shall be held whenever called by the President or Vice President or by the Secretary or by a majority of the Board of Directors or whenever one or more stockholders who are entitled to vote and who held at least forty percent (40%) of the capital stock issued and outstanding shall make written application therefor to the Secretary or an Assistant Secretary stating the time, place and purpose of the meeting called for.


                                   ARTICLE V.

                         NOTICE OF STOCKHOLDERS' MEETING

     Notice of all stockholders' meetings stating the time and the place, and the objects for which such meetings are called, shall be given by the President or a Vice President or the Secretary or an Assistant Secretary or by any one or more stockholders entitled to call a special meeting of the stockholders by mail not less than ten (10), nor more than fifty (50), days prior to the date of the meeting, to each stockholder of record at his address as it appears on the stock transfer books of the corporation. The person giving such notice shall make an affidavit in relation thereto.

     Any meeting of which all stockholders shall at any time waive or have waived notice in writing shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as hereinbefore provided.


                                   ARTICLE VI.

                                WAIVER OF NOTICE

     Whenever any notice whatever is required to be given by these Bylaws, or the Articles of Incorporation of this corporation, or any of the corporation laws of the State of Oregon, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


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                                  ARTICLE VII.

                             QUORUM OF STOCKHOLDERS

     Except as hereinafter provided and as otherwise provided by law, at any meeting of the stockholders, a majority in interest of all the capital stock issued and outstanding, represented by stockholders of record in person or by proxy, shall constitute a quorum; but a less interest may adjourn any meeting, and the meeting may be held as adjourned without further notice; provided, however, that directors shall not be elected at meetings so adjourned. When a quorum is present at any meeting, action on a matter, other than the election of Directors, shall be approved if the votes cast in favor of the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the provision of the Oregon Business Corporation Act require a greater number of affirmative votes, in which case such express provision shall govern.


                                  ARTICLE VIII.

                                PROXY AND VOTING

     Stockholders of record may vote at any meeting either in person or by proxy in writing, which shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the stockholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period. Each stockholder shall be entitled to one (1) vote for each share of stock held by him except as otherwise provided in the Articles of Incorporation.


                                   ARTICLE IX.

                               BOARD OF DIRECTORS

     A Board of Directors shall be chosen by ballot at the Annual Meeting of the stockholders or at any meeting held in place thereof as provided by law. The number of Directors of this corporation shall be nine (9).



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     Every election of Directors by the stockholders shall be conducted by two inspectors, neither of whom shall be a candidate for the office of Director, appointed by the presiding officer of the meeting. The appointment of such inspectors may be waived by the unanimous consent of all stockholders present or represented by proxy at the meeting.

     Each Director shall serve until the next Annual Meeting of the stockholders and until his successor is duly elected and qualified. Directors need not be stockholders in the corporation. Directors shall be not less than twenty-one
(21) years of age and at least one of them shall be a citizen of the United States and a resident of the State of Oregon.

     As long as at least 51 percent (51%) of the issued and outstanding shares of the corporation's common stock are held by the corporation's Employee Stock Ownership Plan, the nominees to the Board of Directors selected by the management of the corporation to stand for election by the stockholders of the corporation shall include the President of the corporation; three independent persons (who are to be selected by the Board of Directors) having no affiliation with the United Steelworkers of America, Local 7150 (the "Union Employees") or the employees of the corporation who are not affiliated with the United Steelworkers of America, Local 7150 (the "Salaried Employees"); two persons who are to be selected by the Union Employees; two persons who are to be selected by the Salaried Employees; and one person to be selected at the discretion of the Board of Directors. Such proportional representation shall be maintained in the event that the numbers of Directors are increased or decreased.

     In order to serve on the Board of Directors effective after December 31, 1996 ("Effective Date"), a Director must be:

     (a)  Under age 72, and
     (b)  Have less than twelve (12) years of cumulative service as a Director.

     This amendment shall not apply to the President. A Director who has a 72nd birthday during a term of office, or attains twelve (12) years of service as a Director during a term of office, shall hold office until the next annual Shareholders' meeting.


                                   ARTICLE X.

                               POWERS OF DIRECTORS



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     The Board of Directors shall have the entire management of the business of the corporation. In the management and control of the property, business and affairs of the corporation, the Board of Directors is hereby vested with all the powers possessed by the corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Oregon, with the certificate of incorporation of the corporation, or with these Bylaws. The Board of Directors may appoint an Executive Committee and delegate to it all powers of the Board. The Board of Directors shall have power to determine what constitutes net earnings, profits and surplus, respectively, what amount shall be reserved for working capital and for any other purpose, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.


                                   ARTICLE XI.

                                    MEETINGS

     Regular meetings of the Board of Directors shall be held at such places in the State of Oregon, and at such times as the Board by vote may determine, and if so determined no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place whenever called by the Chairman of the Board, the President, a Vice President, the Treasurer, the Secretary, an Assistant Secretary or two Directors, notice thereof being given to each Director by the Secretary or an Assistant Secretary or an officer calling the meeting, or at any time without formal notice provided all the Directors are present or those not present shall at any time waive or have waived notice thereof. Notice of special meetings, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least two (2) days before the meeting, or by delivering the same to him personally or telegraphing the same to him at his residence or business address not later than the day before the day on which the meting is to be held, unless, in case of emergency, the Chairman of the Board of Directors or the President shall prescribe a shorter notice to be given personally or by telegraphing each Director at his residence or business address. Such special meeting shall be held at such time and place as the notice thereof or waiver shall specify. The officers of the corporation shall be elected by the Board of Directors after its election by the stockholders, and a meeting may be held without notice for this purpose immediately after the annual meeting of the stockholders and at the same place.



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                                  ARTICLE XII.

                               QUORUM OF DIRECTORS

     A majority of the members of the Board of Directors as constituted for the time being shall constitute a quorum for the transaction of business, but a lesser number (not less than two) may adjourn any meeting. The Secretary shall forthwith give notice to all Directors of the time and place of the adjourned meeting. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting except as otherwise provided by law or by these Bylaws.


                                  ARTICLE XIII.

                                    OFFICERS

     The officers of this corporation shall be a President, a Vice President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors who, when present, shall preside at all meetings of the Board of Directors, and who shall have such other powers as the Board shall prescribe.


                                  ARTICLE XIV.

                             ELIGIBILITY OF OFFICERS

     The President and Chairman of the Board of Directors need not be stockholders, but shall be Directors of the corporation. The President, Vice President, Secretary, Treasurer and such other officers as may be elected or appointed need not be stockholders or Directors of the corporation. Any person may hold more than one office provided the duties thereof can be consistently performed by the same person, provided, however, that no one person shall, at the same time, hold the offices of President and Secretary.


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                                   ARTICLE XV.

                         ADDITIONAL OFFICERS AND AGENTS

     The Board of Directors, at its discretion, may appoint additional Vice Presidents, a General Manager, one or more Assistant Treasurers, and one or more Assistant Secretaries, and such other officers or agents as it may deem advisable, and prescribe the duties thereof.


                                  ARTICLE XVI.

                                    PRESIDENT

     The President shall be the Chief Executive Officer of the corporation and, when present, shall preside at all meetings of the stockholders and, unless a Chairman of the Board of Directors has been elected and is present, shall preside at meetings of the Board of Directors. The President or a Vice President, unless some other person is specifically authorized by vote of the Board of Directors, shall sign all certificates of stock, bonds, deeds, mortgages, extension agreements, modification of mortgage agreements, leases and contracts of the corporation. He shall perform all the duties commonly incident to his office and shall perform such other duties as the Board of Directors shall designate.


                                  ARTICLE XVII.

                                 VICE PRESIDENT

     Except as specially limited by vote of the Board of Directors, any Vice President shall perform the duties and have the powers of the President during the absence or disability of the President and shall have the power to sign all certificates of stock, bonds, deeds and contracts of the corporation. He shall perform such other duties and have such other powers as the Board of Directors shall designate.


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                                 ARTICLE XVIII.

                                    SECRETARY

     The Secretary shall keep accurate minutes of all meetings of the stockholders and the Board of Directors, and shall perform all the duties commonly incident to his office, and shall perform such other duties and have such other powers as the Board of Directors shall designate. The Secretary shall have power, together with the President or Vice President, to sign certificates of stock of the corporation. In his absence at any meeting an Assistant Secretary or a Secretary pro tempore shall perform his duties thereat. In the event two or more stockholders enter into a voting trust agreement, a copy of such voting trust shall be filed with the Secretary. The existence of any such voting trust agreement shall be endorsed upon each stock certificate that is subject to the provisions thereof.


                                  ARTICLE XIX.

                                    TREASURER

     The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money funds, valuable papers, and documents of the corporation (other than his own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall give bond in such form and with such bank or banks, trust company or trust companies, or with such firm or firms, doing a banking business, as the Directors shall designate. He may endorse for deposit or collection all checks and notes payable to the corporation or to its order, and may accept drafts on behalf of the corporation. He shall keep accurate books of account of the corporation's transactions which shall be the property of the corporation, and, together with all its property in his possession, shall be subject at all times to the inspection and control of the Board of Directors.

     All checks, drafts, notes or other obligations for the payment of money shall be signed by such officer or officers or agent or agents as the Board of Directors shall by general or special resolution direct. The Board of Directors may also in its discretion require, by general or special resolutions, that checks, drafts, notes and other obligations for the payment of money shall be countersigned or registered as a condition to their validity by such officer or officers or agent or agents as shall be directed in such resolution.


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                                   ARTICLE XX.

                            RESIGNATIONS AND REMOVALS

     Any Director or officer of the corporation may resign at any time by giving written notice to the corporation, to the Board of Directors, or to the Chairman of the Board, or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the Board of Directors.

     The Board of Directors, by vote of not less than a majority of the entire Board, may remove from office any officer or agent elected or appointed by it.


                                  ARTICLE XXI.

                                    VACANCIES

     If the office of the director or officer or agent becomes vacant by reason of death, resignation, removal, disqualification, or otherwise, the Directors may by vote of a majority of a quorum choose a successor or successors who shall hold office for the unexpired term. If there is less than a quorum of the Directors but at least two Directors at the time in office, the Directors may by a majority vote choose a successor or successors who shall hold office for the unexpired term. Vacancies in the Board of Directors may be filled for the unexpired term by the stockholders at a meeting called for that purpose, unless such vacancy shall have been filled by the Directors.


                                  ARTICLE XXII.

                              CERTIFICATES OF STOCK

     Every stockholder shall be entitled to a certificate or certificates of the capital stock of the corporation in such form as may be prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the corporation and setting forth the number and kind of shares. Such certificates shall be signed by the President or by a Vice President and by the Secretary or an Assistant Secretary. Any stock subscription which is not paid within twenty
(20) days after written demand for payment may be


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declared forfeited by the Board of Directors.


                                 ARTICLE XXIII.

                                TRANSFER OF STOCK

     Shares of stock may be transferred by delivery of the certificate accompanies either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign, and transfer the same on the books of the corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, together with all necessary federal and state transfer tax stamps affixed, and shall be transferable on the books of the corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every stockholder to notify the corporation of his post office address.


                                  ARTICLE XXIV.

                                 TRANSFER BOOKS

     The transfer books of the stock of the corporation may be closed for such period, not exceeding fifty (50) days, in anticipation of stockholders' meetings as the Board of Directors may determine. In lieu of closing the transfer books, the Board of Directors may fix a day not more than fifty (50) days prior to the day of holding any meeting of stockholders as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or of to vote at such meeting.


                                  ARTICLE XXV.

                              LOSS OF CERTIFICATES

     In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon the owner of record filing with the Secretary an affidavit satisfactorily proving the loss, mutilation or destruction of the certificate and a bond with


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sufficient surety, to be approved by the Board of Directors, to protect and indemnify the corporation from any liability or expense which it may incur by reason of the original certificate remaining outstanding.


                                  ARTICLE XXVI.

                                      SEAL

     The seal of this corporation shall consist of a flat-faced circular die with the following words and figures cut or engraved thereon: "OREGON METALLURGICAL CORPORATION, ALBANY, OREGON, Corporate Seal".


                                 ARTICLE XXVII.

                                   AMENDMENTS

     The Bylaws of the corporation, regardless of whether made by the stockholders or by the Board of Directors, may be amended, added to, or repealed by vote of the holders of not less than seventy-five percent (75%) of the issued and outstanding capital stock of this corporation, at any meeting of the stockholders, provided notice of the proposed change is given in the notice of meeting, or notice thereof is waived in writing, or the Bylaws may be amended by a majority of the entire Board of Directors at any meeting of the Board.


                                 ARTICLE XXVIII.

                                 INDEMNIFICATION

Section 1.  DIRECTORS AND OFFICERS.

     The corporation shall indemnify its directors and officers to the fullest extent not prohibited by law.

Section 2.  EMPLOYEES AND OTHER AGENTS.

     The corporation shall have the power to indemnify its employees and other agents



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to the fullest extent not prohibited by law.

Section 3.  NO PRESUMPTION OF BAD FAITH.

     The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

Section 4.  ADVANCES OF EXPENSES.

     The expenses incurred by a director or officer in any proceeding shall be paid by the corporation in advance at the written request of the director or officer, if the director or officer:

     (a) Furnishes the corporation a written affirmation of such person's good faith and belief that such person is entitled to be indemnified by the corporation; and

     (b) Furnishes the corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the corporation. Such advances shall be made without regard to the person's ability to repay such expenses and without regard to the person's ultimate entitlement to indemnification under this Bylaw or otherwise.

Section 5.  ENFORCEMENT.

     Without the necessity of entering into an express contract, all rights to indemnification and advances under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer who serves in such capacity at any time while this bylaw and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made with forty-five (45) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall also be entitled to be paid the expense of prosecuting the claim. It shall be a defense to any such action (other than an



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action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required affirmation and undertaking have been tendered to be the corporation) that the claimant has not met the standards of conduct which make it permissible under the law for the corporation to indemnify the claimant, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.  NONEXCLUSIVITY OF RIGHTS.

     The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision or articles of incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding office.

Section 7.  SURVIVAL OF RIGHTS.

     The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.  INSURANCE.

     To the fullest extent not prohibited by law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

Section 9.  AMENDMENTS.

     This Amended Bylaw shall be effective November 16, 1987. Any repeal of this Bylaw shall only be prospective and no repeal or modification herein shall adversely affect the rights under this Bylaw in effect at the time of the alleged occurrence of any



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action or omission to act that is the cause of any proceeding against any agent of the corporation.

Section 10.  SAVINGS CLAUSE.

     If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the corporation shall indemnify each director, officer or other agent to the fullest extent permitted by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

Section 11.  CERTAIN DEFINITIONS.

     For the purposes of this Bylaw, the following definitions shall apply:

     (a) The term "proceeding" shall be broadly construed and shall include, with out limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

     (b) The term "expenses" shall be broadly construed and shall include, without limitation, expense of investigations, judicial or administrative proceedings or appeals, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under Section 5 of this Bylaw, but shall not include amounts paid in settlement, judgments or fines.

     (c) The term "corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.

     (d) References to a "director," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at


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the request of the corporation as a director, officer, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     (e) References to "other enterprises" shall include employee benefit plans. References to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan. References to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and benefits of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.


                                  ARTICLE XXIX.

                                   CONTROLLER

     By resolution adopted by the Board of Directors on 10/21/93, this Article XXIX was amended to provide that the office of Controller is abolished and the functions of the office become part of the functions of the office of Vice President Finance and Chief Financial Officer.


                                  ARTICLE XXX.

     The provisions of Chapter 820, Oregon Laws 1987 (the "Control Share Acquisition Statute"), shall not apply to sales or acquisition of the share of the corporation. No amendment or repeal of this Article XXX nor the adoption of any provision of these Bylaws inconsistent with this Article XXX, shall adversely affect any transaction that is based upon this Article XXX and pertains to any acquisition of shares that occurred prior to the time of such amendment repeal, adoption or change. No change in the law shall adversely affect or disqualify any transaction provided for in this Article XXX unless the change in the law specifically requires such effect. If the Control Share Acquisition Statute is amended after this Article XXX becomes effective to adversely affect or disqualify acquisitions of shares of the corporation, then the applicability of Chapter 820 to acquisition of shares of the corporation shall be eliminated or limited to the fullest extent not prohibited by the Control Share Acquisition Statute as so amended.




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